Exhibit 99.1

Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports First Quarter 2018 Results

Chicago - May 7, 2018 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended March 31, 2018. All per share results are reported on a diluted basis.

Financial results for the quarter ended March 31, 2018
Net income attributable to common shareholders was $185.6 million, or $1.48 per share, for the quarter ended March 31, 2018. This compares to net income attributable to common shareholders of $21.8 million, or $0.17 per share, for the quarter ended March 31, 2017. The increase in net income was primarily due to gains from property sales.

Funds from Operations (FFO), as defined by the National Association of Real Estate Investment Trusts, for the quarter ended March 31, 2018, were $6.1 million, or $0.05 per share. This compares to FFO for the quarter ended March 31, 2017 of $33.3 million, or $0.27 per share. The following items impacted FFO for the quarter ended March 31, 2018, compared to the corresponding 2017 period:

•	($0.19) per share of income from properties sold;

•	($0.04) per share of loss on debt extinguishment;

•	($0.02) per share of increase in income tax expense;

•	$0.04 per share of interest expense savings; and

•	$0.01 per of share of increase in interest and other income (net of a $0.04 per share loss on the sale of securities).

Normalized FFO was $17.5 million, or $0.14 per share. This compares to Normalized FFO for the quarter ended March 31, 2017 of $29.5 million, or $0.24 per share. The following items impacted Normalized FFO for the quarter ended March 31, 2018, compared to the corresponding 2017 period:

•	($0.19) per share of income from properties sold;

•	$0.05 per share of increase in interest income; and

•	$0.04 per share of interest expense savings.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that tend to obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

For the quarter ended March 31, 2018, the company’s balance of cash and marketable securities was $3.1 billion. Total debt outstanding was $679 million and availability under the company’s revolving credit facility was $750 million.

The weighted average number of diluted common shares outstanding when calculating net income per share for the quarter ended March 31, 2018 was 127,097,324 shares, compared to 125,150,337 for the quarter ended March 31, 2017. The weighted average number of diluted common shares outstanding when calculating FFO or Normalized FFO per share for the quarter ended March 31, 2018 was 124,734,221 shares, compared to 125,150,337 for the quarter ended March 31, 2017.

Same property results for the quarter ended March 31, 2018
The company’s same property portfolio at the end of the quarter consisted of 13 properties totaling 6.3 million square feet, which excludes one held for sale property. Operating results were as follows:

•	The same property portfolio was 88.6% leased as of March 31, 2018, compared to 89.2% as of December 31, 2017, and 87.2% as of March 31, 2017.

•	The same property portfolio commenced occupancy was 83.5% as of March 31, 2018, compared to 85.4% as of December 31, 2017, and 83.5% as of March 31, 2017.

•	Same property NOI decreased 2.1% when compared to the same period in 2017.

•	Same property cash NOI increased 4.3% when compared to the same period in 2017.

•	The company entered into leases for approximately 117,000 square feet, including renewal leases for approximately 71,000 square feet and new leases for approximately 46,000 square feet.

•	GAAP rental rates on new and renewal leases were 10.8% higher compared to prior GAAP rental rates for the same space.

•	Cash rental rates on new and renewal leases were 2.8% higher compared to prior cash rental rates for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to operating income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio includes properties continuously owned from January 1, 2017 through March 31, 2018 and excludes properties held for sale.

Significant events during the quarter ended March 31, 2018

•	The company redeemed at par, on March 7, 2018, all $175 million of its 5.75% Senior Unsecured Notes due August 1, 2042.

•	The company authorized the repurchase of $150 million of its outstanding common shares, replacing the expiring authorization.

•
The company repurchased approximately 2.97 million of its common shares at an average price of $29.67 per share for a total investment of $88.1 million. The company has $130.9 million authorized for future share repurchases, under its new authorization.

•	The company completed dispositions totaling $785.2 million. The assets sold during the quarter included:

◦
600 West Chicago, a 1,561,000 square foot, 99.2% leased, office building in Chicago, IL, for a gross sale price of $510 million. Proceeds after credits for capital, contractual lease costs, and rent abatement were approximately $488 million.

◦	1600 Market Street, a 826,000 square foot, 84.7% leased, office building in Philadelphia, Pennsylvania, for a gross sale price of $160 million.

◦	5073, 5075, & 5085 S. Syracuse, a 248,000 square foot, 100% leased, office property in Denver, Colorado, for a gross sale price of $115.2 million.

•	The company entered into a contract to sell its 100% leased, 553,000 square foot office property at 1601 Dry Creek in Longmont, Colorado. The property was held for sale as of March 31, 2018.

Subsequent Events

•	On May 4, 2018, the company repaid at par its $400 million unsecured floating rate term loans due in 2020 and 2022.

•	The company currently has 3 properties totaling 1.5 million square feet in various stages of the sale process, including one property held for sale.

Earnings Conference Call & Supplemental Data
Equity Commonwealth will host a conference call to discuss first quarter results on Tuesday, May 8, 2018, at 9:00 A.M. CDT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s First Quarter 2018 Supplemental Operating and Financial Data is available on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties throughout the United States. As of March 31, 2018, EQC’s same property portfolio comprised 13 properties and 6.3 million square feet.

Regulation FD Disclosures
We intend to use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding share repurchases, marketing the company’s properties for sale and consummating asset sales. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect the company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the company’s actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

While forward-looking statements reflect the company’s good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in the company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	March 31, 2018	December 31, 2017
ASSETS
Real estate properties:
Land	$146,700	$191,775
Buildings and improvements	1,100,524	1,555,836
	1,247,224	1,747,611
Accumulated depreciation	(379,862)	(450,718)
	867,362	1,296,893
Assets held for sale	38,882	97,688
Acquired real estate leases, net	3,621	23,847
Cash and cash equivalents	2,837,671	2,351,693
Marketable securities	247,879	276,928
Restricted cash	6,995	8,897
Rents receivable, net of allowance for doubtful accounts of $5,137 and $4,771, respectively	55,910	93,436
Other assets, net	78,986	87,563
Total assets	$4,137,306	$4,236,945

LIABILITIES AND EQUITY
Revolving credit facility	$—	$—
Senior unsecured debt, net	646,246	815,984
Mortgage notes payable, net	32,281	32,594
Liabilities related to properties held for sale	1,153	1,840
Accounts payable and accrued expenses	42,007	69,220
Assumed real estate lease obligations, net	503	1,001
Rent collected in advance	9,225	11,076
Security deposits	4,412	4,735
Total liabilities	$735,827	$936,450

Shareholders' equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 121,457,073 and 124,217,616 shares issued and outstanding, respectively	1,214	1,242
Additional paid in capital	4,295,772	4,380,313
Cumulative net income	2,785,760	2,596,259
Cumulative other comprehensive loss	(2,106)	(95)
Cumulative common distributions	(3,111,868)	(3,111,868)
Cumulative preferred distributions	(687,745)	(685,748)
Total shareholders’ equity	3,400,290	3,299,366
Noncontrolling interest	1,189	1,129
Total equity	$3,401,479	$3,300,495
Total liabilities and equity	$4,137,306	$4,236,945

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Revenues:
Rental income	$43,549	$80,205
Tenant reimbursements and other income	15,039	19,346
Total revenues	$58,588	$99,551

Expenses:
Operating expenses	$24,599	$41,087
Depreciation and amortization	13,903	26,915
General and administrative	13,339	12,078
Loss on asset impairment	12,087	1,286
Total expenses	$63,928	$81,366

Operating (loss) income	$(5,340)	$18,185

Interest and other income, net	5,780	4,372
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $801 and $713, respectively)	(10,115)	(15,014)
Loss on early extinguishment of debt	(4,867)	—
Gain on sale of properties, net	205,211	16,454
Income before income taxes	190,669	23,997
Income tax expense	(3,007)	(175)
Net income	$187,662	$23,822
Net income attributable to noncontrolling interest	(63)	(8)
Net income attributable to Equity Commonwealth	$187,599	$23,814
Preferred distributions	(1,997)	(1,997)
Net income attributable to Equity Commonwealth common shareholders	$185,602	$21,817

Weighted average common shares outstanding — basic	123,867	124,047
Weighted average common shares outstanding — diluted (1)	127,097	125,150

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$1.50	$0.18
Diluted	$1.48	$0.17

(1)
Weighted average common shares outstanding - diluted contains the dilutive effect of RSUs, LTIP Units, and Operating Partnership Units outstanding for the periods presented. Additionally, as of March 31, 2018, we had 4,915 series D preferred shares outstanding that were convertible into 2,363 common shares. The series D preferred shares are dilutive for GAAP EPS for the three months ended March 31, 2018. They are anti-dilutive for GAAP EPS for the three months ended March 31, 2017, and are excluded from Weighted average common shares outstanding - diluted for that period.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Calculation of FFO
Net income	$187,662	$23,822
Real estate depreciation and amortization	13,603	26,616
Loss on asset impairment	12,087	1,286
Gain on sale of properties, net	(205,211)	(16,454)
FFO attributable to Equity Commonwealth	8,141	35,270
Preferred distributions	(1,997)	(1,997)
FFO attributable to EQC common shareholders and unitholders	$6,144	$33,273

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$6,144	$33,273
Lease value amortization	98	573
Straight line rent adjustments	(1,528)	(4,387)
Loss on early extinguishment of debt	4,867	—
Income taxes related to gains on property sales	2,969	—
Loss on sale of securities	4,987	—
Normalized FFO attributable to EQC common shareholders and unitholders	$17,537	$29,459

Weighted average common shares and units outstanding -- basic (1)	123,910	124,076
Weighted average common shares and units outstanding -- diluted (2)	124,734	125,150
FFO attributable to EQC common shareholders and unitholders per share and unit -- basic & diluted	$0.05	$0.27
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- basic & diluted	$0.14	$0.24

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended March 31, 2018 include 43 and 29 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

(2)	Weighted average common shares and units outstanding - diluted contains the dilutive effect of RSUs, LTIP Units, and Operating Partnership Units outstanding for the periods presented.

We compute FFO in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate, and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders, operating income (loss) and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders, operating income (loss) or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, operating income (loss) and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	Three Months Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental income	$43,549	$54,672	$61,091	$74,352	$80,205
Tenant reimbursements and other income	15,039	16,951	16,707	17,247	19,346
Operating expenses	(24,599)	(30,674)	(32,380)	(37,284)	(41,087)
NOI	$33,989	$40,949	$45,418	$54,315	$58,464
Straight line rent adjustments	(1,528)	(1,938)	(3,557)	(4,543)	(4,387)
Lease value amortization	98	295	388	518	573
Lease termination fees	(965)	(942)	(1,477)	(814)	(1,711)
Cash Basis NOI	$31,594	$38,364	$40,772	$49,476	$52,939
Cash Basis NOI from non-same properties (1)	(7,451)	(13,411)	(16,531)	(26,558)	(29,798)
Same Property Cash Basis NOI	$24,143	$24,953	$24,241	$22,918	$23,141
Non-cash rental income and lease termination fees from same properties	1,913	1,845	3,284	4,100	3,468
Same Property NOI	$26,056	$26,798	$27,525	$27,018	$26,609

Reconciliation of Same Property NOI to GAAP Operating Income:
Same Property NOI	$26,056	$26,798	$27,525	$27,018	$26,609
Non-cash rental income and lease termination fees from same properties	(1,913)	(1,845)	(3,284)	(4,100)	(3,468)
Same Property Cash Basis NOI	$24,143	$24,953	$24,241	$22,918	$23,141
Cash Basis NOI from non-same properties (1)	7,451	13,411	16,531	26,558	29,798
Cash Basis NOI	$31,594	$38,364	$40,772	$49,476	$52,939
Straight line rent adjustments	1,528	1,938	3,557	4,543	4,387
Lease value amortization	(98)	(295)	(388)	(518)	(573)
Lease termination fees	965	942	1,477	814	1,711
NOI	$33,989	$40,949	$45,418	$54,315	$58,464
Depreciation and amortization	(13,903)	(18,738)	(21,133)	(23,922)	(26,915)
General and administrative	(13,339)	(12,033)	(11,689)	(11,960)	(12,078)
Loss on asset impairment	(12,087)	—	—	(18,428)	(1,286)
Operating (Loss) Income	$(5,340)	$10,178	$12,596	$5	$18,185

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of properties disposed or classified as held for sale and land parcels.

NOI is income from our real estate operations including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization, and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2017 through March 31, 2018. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2017 through March 31, 2018. Land parcels and properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to EQC common shareholders, operating income (loss) or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, operating income (loss) and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.